UNITED STATES
ECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 15, 2006

SEMITOOL, INC.
(Exact name of registrant as specified in its charter)

Montana	0-25424	81-038439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

655 West Reserve Drive Kalispell, Montana	59901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (406) 752-2107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01   Entry into a Material Definitive Agreement.

On February 15, 2006, the Board of Directors of Semitool, Inc. adopted the Semitool, Inc. Supplemental Executive Health Plan (the “Plan”). The purpose of the Plan is to provide designated executive participants and their beneficiaries with certain accident and health care benefits described therein. Currently, the two participants are the Chief Executive Officer, Raymon F. Thompson, and the Chief Operating Officer, Larry E. Murphy. The Plan is intended to qualify as fully insured under a policy of accident and health insurance, and not to be treated as a “self-insured medical reimbursement plan” under Internal Revenue Code Section 105(h)(6). The Plan is intended to meet all other applicable requirements of ERISA and the Internal Revenue Code. The insurance policy described in the Plan provides for the reimbursement of certain health care expenses not covered by the Semitool Health Benefit Plan up to a maximum of $50,000 per annum for each participant.

The foregoing is a summary of the Plan. A copy of the Plan is filed as an exhibit to this Current Report on Form 8-K, and the terms of such document are incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits.

      (d) Exhibits:

           Exhibit No.    Description

           Exhibit 10.5   Supplemental Executive Health Plan approved as of February 15, 2006.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 17, 2006	SEMITOOL, INC. (Registrant) By: /s/Larry A. Viano —————————————— Larry A. Viano Chief Financial Officer